CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	April 25, 2011
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS FIRST QUARTER 2011 RESULTS

Quarterly Highlights

▪	Net income of $4.2 million

▪	Net interest margin of 4.19%

▪	Provision for loan and lease losses totaled $10.0 million

▪	Demand deposits increased $56.9 million or 39% annualized since year-end 2010

▪	Loans held to maturity increased $16.6 million or 3% annualized since year-end 2010

	Quarter Ended March 31,
	2011	2010
Net income (in millions)	$4.2	$5.3
Net income available to common stockholders (in millions)	2.9	4.0
Diluted earnings per common share	0.18	0.24

Return on average assets	0.29%	0.41%
Return on average common equity	4.67	6.83
Net interest margin	4.19	4.14

“With earnings of $4.2 million, we are pleased to report another profitable quarter. Overall, however, Heartland's earnings fell short of expectations as a result of $10.0 million in provision expense.”
Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, April 25, 2011-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $4.2 million for the quarter ended March 31, 2011, compared to $5.3 million for the first quarter of 2010. Net income available to common stockholders was $2.9 million, or $0.18 per diluted common share, for the quarter ended March 31, 2011, compared to $4.0 million, or $0.24 per diluted common share, for the first quarter of 2010. Return on average common equity was 4.67 percent and return on average assets was 0.29 percent for the first quarter of 2011, compared to 6.83 percent and 0.41 percent, respectively, for the same quarter in 2010.

Commenting on Heartland's first quarter results, Lynn B. Fuller, Heartland's chairman, president and chief executive officer, said, “With earnings of $4.2 million, we are pleased to report another profitable quarter. Overall, however, Heartland's earnings fell short of expectations as a result of $10.0 million in provision expense.”

The decrease in net income for the first quarter of 2011 compared to the first quarter of 2010 resulted primarily from an increased provision for loan and lease losses, combined with increases in salaries and employee benefits, professional fees and other noninterest expenses. Earnings during the first quarter of 2011 were positively affected by increases in net interest income, gains on sale of loans and securities gains, along with a reduction in losses on repossessed assets.

Net Interest Margin Remains Above 4.00 Percent; Net Interest Income Remains Flat

Net interest margin, expressed as a percentage of average earning assets, was 4.19 percent during the first quarter of 2011 compared to 4.14 percent for the first quarter of 2010. The continuation of a net interest margin above 4.00 percent has been a direct result of continued price discipline, the effect of which would have been more significant had it not been for the amount of foregone interest on Heartland's nonaccrual loans, which had balances of $92.5 million or 3.89 percent of total loans and leases at March 31, 2011, and $82.9 million or 3.46 percent of total loans and leases at March 31, 2010.

Fuller said, “As a result of further declines in interest rates and considerable growth in demand deposits, we continue to benefit from an exceptional net interest margin, which reached 4.19 percent for the quarter. That's up five basis points from one year ago and the best margin we've seen in well over a decade. We've now maintained margin above 4 percent for seven consecutive quarters.”

Net interest income on a tax-equivalent basis totaled $37.0 million during the first quarter of 2011, an increase of $1.2 million or 3 percent from the $35.8 million recorded during the first quarter of 2010. These increases reflect Heartland's success in optimizing the composition of its interest bearing liabilities by de-emphasizing higher cost time deposits, which decreased to 36 percent of total average interest bearing deposits during the first quarter of 2011 from 39 percent during the first quarter of 2010.

On a tax-equivalent basis, interest income in the first quarter of 2011 was $49.2 million compared to $50.8 million in the first quarter of 2010, a decrease of $1.5 million or 3 percent. The $73.9 million or 2 percent growth in average earning assets during the first quarter of 2011 was offset by the impact of a decrease in the average interest rate earned on these assets.

Interest expense for the first quarter of 2011 was $12.2 million, a decrease of $2.7 million or 18 percent from $14.9 million in the first quarter of 2010. Average interest bearing liabilities decreased $152.5 million or 5 percent for the quarter ended March 31, 2011, as compared to the same quarter in 2010, and the average interest rates paid on Heartland's deposits and borrowings declined 27 basis points to 1.65 percent in the first quarter of 2011 from 1.92 percent in 2010.

Noninterest Income Increases; Noninterest Expense Increases

Noninterest income was $12.6 million during the first quarter of 2011 compared to $10.6 million during the first quarter of 2010, an increase of $2.0 million or 19 percent. Contributing to this increase was growth of $298,000 or 14 percent in trust fees, $633,000 or 43 percent in securities gains and $604,000 or 76 percent in gains on sale of loans.

Loan servicing income increased $122,000 or 9 percent for the first quarter of 2011 as compared to the first quarter of 2010. Two components of loan servicing income, mortgage servicing rights and amortization of mortgage servicing rights, are dependent upon the level of loans Heartland originates and sells into the secondary market, which in turn is highly influenced by market interest rates for home mortgage loans. Mortgage servicing rights income was $984,000 during the first quarter of 2011 compared to $694,000 during the first quarter of 2010 and amortization of mortgage servicing rights was $864,000 during the first quarter of 2011 compared to $603,000 during the first quarter of 2010. Also included in loan servicing income are the fees collected for the servicing of mortgage loans for others, which is dependent upon the aggregate outstanding balance of these loans, rather than quarterly production and sale of mortgage loans. Fees collected for the servicing of mortgage loans for others was $873,000 during the first quarter of 2011 compared to $722,000 during the first quarter of 2010. The portfolio of mortgage loans serviced for others by Heartland totaled $1.44 billion at March 31, 2011, compared to $1.18 billion at March 31, 2010.

“The integration of our new mortgage banking unit is progressing very well. We are fully operational in our Arizona, New Mexico, Colorado and Montana markets. New lending offices have also been staffed in the non-Heartland markets of Austin, Texas and Danville, California, operating under the name, National Residential Mortgage,” commented Fuller.

For the first quarter of 2011, noninterest expense totaled $32.9 million, an increase of $4.0 million or 14 percent from the same quarter of 2010. Contributing to this growth in noninterest expense was a $2.8 million or 18 percent increase in salaries and employee benefits, which was higher during the first quarter of 2011 as a result of the expansion of residential loan origination via the addition of National Residential Mortgage and increased staffing at Heartland, primarily in the special assets area. Also contributing to the increase in noninterest expense was an $808,000 or 37 percent increase in professional fees, primarily associated with the workout and disposition of nonperforming assets and the services provided to Heartland by third-party consultants, and a $837,000 or 27 percent increase in other noninterest expenses, half of which was associated with a writedown on land in Phoenix, Arizona, which had originally been purchased for branch expansion but has now been listed for sale.

Heartland's effective tax rate was 22.24 percent for the first quarter of 2011 compared to 28.77 percent for the first quarter of 2010. Federal low-income housing tax credits included in Heartland's effective tax rate totaled $138,000 during the first quarter of 2011 compared to $54,000 during the first quarter of 2010. Heartland's effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 44.39 percent during the first quarter of 2011 compared to 28.37 percent during the first quarter of 2010. The tax-equivalent adjustment for this tax-exempt interest income was $1.3 million during the first quarter of 2011 compared to $1.1 million during the first quarter of 2010.

Loan Demand Remains Soft; Growth in Demand Deposits

At March 31, 2011, total assets were $4.00 billion, consistent with total assets at December 31, 2010. Securities represented 31 percent of total assets at March 31, 2011, compared to 32 percent of total assets at December 31, 2010.

Total loans and leases, exclusive of those covered by loss share agreements, were $2.36 billion at March 31, 2011, compared to $2.34 billion at year-end 2010, an increase of $16.6 million or 3 percent annualized. Commercial and commercial real estate loans, which totaled $1.73 billion at March 31, 2011, increased $8.5 million or 2 percent annualized since year-end 2010. This growth occurred at Dubuque Bank and Trust Company, Arizona Bank & Trust and Minnesota Bank & Trust. Residential mortgage loans, which totaled $169.5 million at March 31, 2011, increased $5.8 million or 14 percent annualized since year-end 2010. Agricultural and agricultural real estate loans, which totaled $253.2 million at March 31, 2011, increased $2.2 million or 4 percent annualized since year-end 2010.

Fuller stated, “Some of our markets are beginning to see new loan demand from local businesses. We view this as an encouraging sign of confidence in an improving economy.”

Total deposits were $3.08 billion at March 31, 2011, compared to $3.03 billion at year-end 2010, an increase of $48.3 million or 6 percent annualized. The composition of Heartland's deposits continued to shift from higher cost certificates of deposit to lower cost non-maturity deposits during the first quarter of 2011, as demand deposits increased $56.9 million or 39 percent annualized since year-end 2010 and savings deposits increased $11.0 million or 3 percent annualized since year-end 2010. Conversely, time deposits, exclusive of brokered deposits, experienced a decrease of $21.5 million or 10 percent annualized since year-end 2010. At March 31, 2011, brokered time deposits totaled $39.2 million or 1 percent of total deposits compared to $37.3 million or 1 percent of total deposits at December 31, 2010.

“Deposits increased by nearly $50 million from year-end, with demand deposits accounting for a majority of the growth. Compared to one year ago, demand deposits are up 30 percent and time deposits are down nearly 11 percent,” Fuller added.

Allowance for Loan Losses Increases; Nonperforming Assets Increase

The allowance for loan and lease losses at March 31, 2011, was 1.83 percent of loans and leases and 47.55 percent of nonperforming loans compared to 1.82 percent of loans and leases and 47.12 percent of nonperforming loans at December 31, 2010, and 1.96 percent of loans and leases and 59.21 percent of nonperforming loans at March 31, 2010. The provision for loan losses was $10.0 million for the first quarter of 2011 compared to $8.9 million for the fourth quarter of 2010 and $8.9 million for the first quarter of 2010. Additions to the allowance for loan and lease losses continued during the first quarter of 2011 primarily as a result of the continuation of depressed economic conditions and the impact those conditions have on the appraised values of collateral. When updated appraisals have been obtained, many reflect a decline in property values due primarily to a lack of recent comparable sales and an extension of absorption periods.

Nonperforming loans, exclusive of those covered under the loss sharing agreements, were $91.0 million or 3.86 percent of total loans and leases at March 31, 2011, compared to $90.6 million or 3.87 percent of total loans and leases at December 31, 2010, and $78.3 million or 3.30 percent of total loans and leases at March 31, 2010. Included in the March 31, 2011, nonperforming loans was a $3.0 million loan past due ninety days or more that has since returned to performing status. Approximately 58 percent, or $53.0 million, of Heartland's nonperforming loans are to 25 borrowers, with $12.9 million originated by Rocky Mountain Bank, $9.1 million originated by New Mexico Bank & Trust, $8.2 million originated by Wisconsin Community Bank, $6.2 million originated by Summit Bank & Trust, $4.0 million originated by Arizona Bank & Trust, $4.0 million originated by Minnesota Bank & Trust, $3.1 million originated by Galena State Bank and Trust Co., $3.0 million originated by Dubuque Bank and Trust Company and $2.5 million originated by Riverside Community Bank. The portion of Heartland's nonperforming loans covered by government guarantees was $3.1 million at March 31, 2011. The industry breakdown for these nonperforming loans as identified using the North American Industry Classification System (NAICS) was $12.8 million to lessors of real estate, $8.2 million for lot and land development, $7.7 million for construction and development, $6.0 million for manufacturing and $4.1 million for other activities related to real estate. The remaining $14.2 million was distributed among eight other industries.

Delinquencies in each of the loan portfolios continue to be well-managed and no significant adverse trends have been identified. Loans delinquent 30 to 89 days as a percent of total loans were 0.61 percent at March 31, 2011, compared to 0.67 percent at December 31, 2010, 1.65 percent at September 30, 2010, 0.61 percent at June 30, 2010, and 1.22 percent at March 31, 2010.

Other real estate owned was $35.0 million at March 31, 2011, compared to $32.0 million at December 31, 2010, and $28.7 million at March 31, 2010. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues with its plans to market these properties through an orderly liquidation process instead of a quick liquidation process that would likely result in discounts greater than the projected carrying costs. During the first quarter of 2011, $5.3 million of other real estate owned was sold. As of this earnings release date, an additional $3.6 million of other real estate owned has been sold or is under agreement to sell prior to the end of the second quarter of 2011.

Net charge-offs on loans during the first quarter of 2011 were $9.4 million compared to $4.4 million during the first quarter of 2010. A large portion of the net charge-offs in both years was related to nonfarm nonresidential real estate and construction, land development and other land loans.

The schedule below summarizes the changes in Heartland's nonperforming assets, including those covered by loss share agreements, during the first quarter of 2011:

(Dollars in thousands)	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
December 31, 2010	$95,498	$32,002	$302	$127,802
Loan foreclosures	(8,973)	8,937	36	—
Net loan charge offs	(9,431)	—	—	(9,431)
New nonperforming loans	26,259	—	—	26,259
Reduction of nonperforming loans(1)	(7,781)	—	—	(7,781)
OREO/Repossessed sales proceeds	—	(4,822)	(95)	(4,917)
OREO/Repossessed assets writedowns, net	—	(1,110)	—	(1,110)
Net activity at Citizens Finance Co.	—	—	(20)	(20)
March 31, 2011	$95,572	$35,007	$223	$130,802

(1) Includes principal reductions and transfers to performing status.

Fuller concluded, “This quarter's earnings were negatively impacted by $10.0 million of provision expense that resulted primarily from lower appraised values on a handful of impaired loans. We believe that our allowance for loan losses is properly reserved and that further funding of the allowance should begin to ease as the economy improves. The reduction and resolution of nonperforming assets remains our highest priority at both the corporate and subsidiary bank level.”

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. ET today. To participate, dial 877-941-2332 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available until April 23, 2012, by logging onto www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a $4.0 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended March 31,
	2011	2010
Interest Income
Interest and fees on loans and leases	$36,966	$37,328
Interest on securities and other:
Taxable	7,411	9,455
Nontaxable	3,564	2,849
Interest on federal funds sold	—	—
Interest on deposits in other financial institutions	1	5
Total Interest Income	47,942	49,637
Interest Expense
Interest on deposits	8,026	10,760
Interest on short-term borrowings	259	234
Interest on other borrowings	3,936	3,959
Total Interest Expense	12,221	14,953
Net Interest Income	35,721	34,684
Provision for loan and lease losses	10,009	8,894
Net Interest Income After Provision for Loan and Lease Losses	25,712	25,790
Noninterest Income
Service charges and fees	3,361	3,204
Loan servicing income	1,549	1,427
Trust fees	2,479	2,181
Brokerage and insurance commissions	848	712
Securities gains, net	2,089	1,456
Gain on trading account securities	216	48
Gains on sale of loans	1,402	798
Income on bank owned life insurance	403	314
Other noninterest income	261	453
Total Noninterest Income	12,608	10,593
Noninterest Expense
Salaries and employee benefits	18,186	15,423
Occupancy	2,386	2,294
Furniture and equipment	1,409	1,447
Professional fees	3,019	2,211
FDIC insurance assessments	1,345	1,420
Advertising	850	814
Intangible assets amortization	146	151
Net loss on repossessed assets	1,632	2,064
Other noninterest expenses	3,914	3,077
Total Noninterest Expense	32,887	28,901
Income Before Income Taxes	5,433	7,482
Income taxes	1,212	2,160
Net Income	4,221	5,322
Net income attributable to noncontrolling interest, net of tax	16	25
Net Income Attributable to Heartland	4,237	5,347
Preferred dividends and discount	(1,336)	(1,336)
Net Income Available to Common Stockholders	$2,901	$4,011
Earnings per common share-diluted	$0.18	$0.24
Weighted average shares outstanding-diluted	16,557,353	16,435,844

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Interest Income
Interest and fees on loans and leases	$36,966	$37,440	$38,756	$38,270	$37,328
Interest on securities and other:
Taxable	7,411	7,889	8,225	8,938	9,455
Nontaxable	3,564	3,438	3,282	3,047	2,849
Interest on federal funds sold	—	—	—	1	—
Interest on deposits in other financial institutions	1	1	1	7	5
Total Interest Income	47,942	48,768	50,264	50,263	49,637
Interest Expense
Interest on deposits	8,026	8,524	9,033	9,955	10,760
Interest on short-term borrowings	259	330	305	291	234
Interest on other borrowings	3,936	4,068	4,213	4,208	3,959
Total Interest Expense	12,221	12,922	13,551	14,454	14,953
Net Interest Income	35,721	35,846	36,713	35,809	34,684
Provision for loan and lease losses	10,009	8,860	4,799	9,955	8,894
Net Interest Income After Provision for Loan and Lease Losses	25,712	26,986	31,914	25,854	25,790
Noninterest Income
Service charges and fees	3,361	3,537	3,665	3,494	3,204
Loan servicing income	1,549	2,323	1,862	1,620	1,427
Trust fees	2,479	2,428	2,267	2,330	2,181
Brokerage and insurance commissions	848	948	739	785	712
Securities gains, net	2,089	2,170	2,158	1,050	1,456
Gain (loss) on trading account securities	216	107	18	(264)	48
Gains on sale of loans	1,402	3,813	2,394	1,083	798
Valuation adjustment on mortgage servicing rights	—	1,239	(1,239)	—	—
Income on bank owned life insurance	403	463	396	293	314
Other noninterest income	261	1,265	349	443	453
Total Noninterest Income	12,608	18,293	12,609	10,834	10,593
Noninterest Expense
Salaries and employee benefits	18,186	16,892	15,502	15,574	15,423
Occupancy	2,386	2,339	2,287	2,201	2,294
Furniture and equipment	1,409	1,543	1,515	1,599	1,447
Professional fees	3,019	3,065	2,621	2,549	2,211
FDIC insurance assessments	1,345	1,306	1,331	1,384	1,420
Advertising	850	1,058	906	1,052	814
Goodwill impairment charge	—	—	1,639	—	—
Intangible assets amortization	146	146	149	145	151
Net loss on repossessed assets	1,632	7,345	4,219	1,636	2,064
Other noninterest expenses	3,914	3,623	3,277	3,435	3,077
Total Noninterest Expense	32,887	37,317	33,446	29,575	28,901
Income Before Income Taxes	5,433	7,962	11,077	7,113	7,482
Income taxes	1,212	1,464	4,187	2,035	2,160
Net Income	4,221	6,498	6,890	5,078	5,322
Net income available to noncontrolling interest, net of tax	16	35	30	25	25
Net Income Attributable to Heartland	4,237	6,533	6,920	5,103	5,347
Preferred dividends and discount	(1,336)	(1,336)	(1,336)	(1,336)	(1,336)
Net Income Available to Common Stockholders	$2,901	$5,197	$5,584	$3,767	$4,011
Earnings per common share-diluted	$0.18	$0.31	$0.34	$0.23	$0.24
Weighted average shares outstanding-diluted	16,557,353	16,515,657	16,465,650	16,459,978	16,435,844

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Assets
Cash and cash equivalents	$86,278	$62,572	$141,702	$75,771	$78,010
Securities	1,244,447	1,264,564	1,211,297	1,213,875	1,234,339
Loans held for sale	8,317	23,904	41,047	25,750	16,002
Loans and leases:
Held to maturity	2,360,604	2,343,987	2,361,567	2,385,772	2,369,233
Loans covered by loss share agreements	19,201	20,800	23,557	25,420	27,968
Allowance for loan and lease losses	(43,271)	(42,693)	(44,732)	(48,314)	(46,350)
Loans and leases, net	2,336,534	2,322,094	2,340,392	2,362,878	2,350,851
Premises, furniture and equipment, net	119,954	121,012	121,940	122,066	121,033
Goodwill	25,909	25,909	25,909	27,548	27,548
Other intangible assets, net	13,440	13,466	11,510	12,426	12,320
Cash surrender value on life insurance	66,073	61,981	62,038	62,113	61,525
Other real estate, net	35,007	32,002	32,408	32,882	28,652
FDIC indemnification asset	1,396	2,294	1,939	1,952	2,357
Other assets	66,019	69,657	73,002	71,168	65,604
Total Assets	$4,003,374	$3,999,455	$4,063,184	$4,008,429	$3,998,241
Liabilities and Equity
Liabilities
Deposits:
Demand	$637,452	$580,589	$581,957	$537,468	$489,807
Savings	1,569,993	1,558,998	1,572,891	1,552,546	1,571,881
Brokered time deposits	39,225	37,285	37,285	37,285	37,285
Other time deposits	835,704	857,176	881,510	888,847	938,438
Total deposits	3,082,374	3,034,048	3,073,643	3,016,146	3,037,411
Short-term borrowings	194,934	235,864	196,533	200,515	190,732
Other borrowings	365,281	362,527	413,448	425,994	426,039
Accrued expenses and other liabilities	28,393	35,232	43,234	38,273	28,226
Total Liabilities	3,670,982	3,667,671	3,726,858	3,680,928	3,682,408
Equity
Preferred equity	78,798	78,483	78,168	77,853	77,539
Common equity	250,918	250,608	255,430	246,922	235,543
Total Heartland Stockholders' Equity	329,716	329,091	333,598	324,775	313,082
Noncontrolling interest	2,676	2,693	2,728	2,726	2,751
Total Equity	332,392	331,784	336,326	327,501	315,833
Total Liabilities and Equity	$4,003,374	$3,999,455	$4,063,184	$4,008,429	$3,998,241
Common Share Data
Book value per common share	$15.28	$15.26	$15.58	$15.08	$14.4
ASC 320 effect on book value per common share	$0.49	$0.60	$1.25	$0.93	$0.28
Common shares outstanding, net of treasury stock	16,418,228	16,425,055	16,392,091	16,375,460	16,357,874
Tangible Capital Ratio (1)	5.61%	5.60%	5.63%	5.45%	5.17%

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Average Balances
Assets	$4,009,863	$4,091,276	$4,012,107	$4,033,350	$3,984,794
Loans and leases, net of unearned	2,399,656	2,414,799	2,427,141	2,437,357	2,384,490
Deposits	3,068,753	3,075,193	3,018,928	3,040,763	3,024,827
Earning assets	3,583,883	3,637,735	3,602,953	3,632,056	3,510,015
Interest bearing liabilities	3,010,629	3,095,791	3,084,742	3,165,862	3,163,161
Common stockholders' equity	251,833	255,940	252,781	241,816	238,028
Total stockholders' equity	333,016	336,827	333,346	322,110	318,027
Tangible common stockholders' equity	223,736	227,696	222,771	211,640	207,695

Earnings Performance Ratios
Annualized return on average assets	0.29%	0.50%	0.55%	0.37%	0.41%
Annualized return on average common equity	4.67%	8.06%	8.76%	6.25%	6.83%
Annualized return on average common tangible equity	5.26%	9.06%	9.94%	7.14%	7.83%
Annualized net interest margin (1)	4.19%	4.05%	4.18%	4.09%	4.14%
Efficiency ratio (2)	69.17%	70.09%	69.05%	63.14%	64.27%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$1,727,530	$1,718,993	$1,714,592	$1,740,856	$1,710,669
Residential mortgage	169,513	163,726	170,543	169,105	175,065
Agricultural and agricultural real estate	253,189	250,943	260,393	255,576	258,239
Consumer	214,682	214,515	219,731	223,800	228,311
Direct financing leases, net	876	981	1,233	1,420	1,951
Unearned discount and deferred loan fees	(5,186)	(5,171)	(4,925)	(4,985)	(5,002)
Total loans and leases held to maturity	$2,360,604	$2,343,987	$2,361,567	$2,385,772	$2,369,233
Loans covered under loss share agreements:
Commercial and commercial real estate	$9,368	$10,056	$11,703	$12,266	$13,241
Residential mortgage	5,291	5,792	6,545	7,148	8,064
Agricultural and agricultural real estate	2,628	2,723	2,807	3,346	2,806
Consumer	1,914	2,229	2,502	2,660	3,857
Total loans and leases covered under loss share agreements	$19,201	$20,800	$23,557	$25,420	$27,968
Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$87,970	$90,512	$85,190	$84,925	$78,239
Loans and leases past due ninety days or more as to interest or principal payments	3,038	85	—	—	47
Other real estate owned	34,532	31,731	32,129	32,554	28,290
Other repossessed assets	223	302	492	486	528
Total nonperforming assets not covered under loss share agreements	$125,763	$122,630	$117,811	$117,965	$107,104
Covered under loss share agreements:
Nonaccrual loans	$4,564	$4,901	$5,330	$4,949	$4,621
Loans and leases past due ninety days or more as to interest or principal payments	—	—	—	—	—
Other real estate owned	475	271	279	328	362
Other repossessed assets	—	—	—	—	—
Total nonperforming assets covered under loss share agreements	$5,039	$5,172	$5,609	$5,277	$4,983
Allowance for Loan and Lease Losses
Balance, beginning of period	$42,693	$44,732	$48,314	$46,350	$41,848
Provision for loan and lease losses	10,009	8,860	4,799	9,955	8,894
Charge-offs on loans not covered by loss share agreements	(9,785)	(11,133)	(8,735)	(8,879)	(4,505)
Charge-offs on loans covered by loss share agreements	(238)	(445)	(43)	(46)	(264)
Recoveries	592	679	397	934	377
Balance, end of period	$43,271	$42,693	$44,732	$48,314	$46,350
Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	3.86%	3.87%	3.61%	3.56%	3.30%
Ratio of nonperforming assets to total assets	3.14%	3.07%	2.90%	2.94%	2.68%
Annualized ratio of net loan charge-offs to average loans and leases	1.59%	1.79%	1.37%	1.32%	0.74%
Allowance for loan and lease losses as a percent of loans and leases	1.83%	1.82%	1.89%	2.03%	1.96%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	47.55%	47.12%	52.51%	56.89%	59.21%

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarter Ended
	March 31, 2011			March 31, 2010
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$923,713	$7,411	3.25%	$926,161	$9,455	4.14%
Nontaxable(1)	298,671	4,509	6.12	239,587	3,807	6.44
Total securities	1,222,384	11,920	3.95	1,165,748	13,262	4.61
Interest bearing deposits	4,381	1	0.09	2,848	5	0.71
Federal funds sold	332	—	—	617	—	—
Loans and leases:
Commercial and commercial real estate (1)	1,746,757	24,957	5.79	1,695,161	24,821	5.94
Residential mortgage	185,299	2,410	5.27	196,770	2,720	5.61
Agricultural and agricultural real estate (1)	252,999	3,840	6.16	258,770	3,984	6.24
Consumer	213,668	4,850	9.21	231,660	4,974	8.71
Direct financing leases, net	933	13	5.65	2,129	32	6.10
Fees on loans	—	1,254	—	—	986	—
Less: allowance for loan and lease losses	(42,870)	—	—	(43,688)	—	—
Net loans and leases	2,356,786	37,324	6.42	2,340,802	37,517	6.50
Total earning assets	3,583,883	49,245	5.57%	3,510,015	50,784	5.87%
Nonearning Assets	425,980			474,779
Total Assets	$4,009,863	$49,245		$3,984,794	$50,784
Interest Bearing Liabilities
Interest bearing deposits
Savings	$1,553,295	$2,547	0.67	$1,549,140	$4,136	1.08
Time, $100,000 and over	270,447	1,610	2.41	324,888	2,070	2.58
Other time deposits	613,682	3,869	2.56	683,859	4,554	2.70
Short-term borrowings	210,032	259	0.50	169,237	234	0.56
Other borrowings	363,173	3,936	4.40	436,037	3,959	3.68
Total interest bearing liabilities	3,010,629	12,221	1.65%	3,163,161	14,953	1.92%
Noninterest Bearing Liabilities
Noninterest bearing deposits	631,329			466,940
Accrued interest and other liabilities	34,889			36,666
Total noninterest bearing liabilities	666,218			503,606
Stockholders' Equity	333,016			318,027
Total Liabilities and Stockholders' Equity	$4,009,863			$3,984,794
Net interest income (1)		$37,024			$35,831
Net interest spread (1)			3.93%			3.95%
Net interest income to total earning assets (1)			4.19%			4.14%
Interest bearing liabilities to earning assets	84.00%			90.12%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Total Assets
Dubuque Bank and Trust Company	$1,152,387	$1,131,622	$1,201,966	$1,128,580	$1,160,474
New Mexico Bank & Trust	880,980	913,776	891,642	878,518	849,428
Wisconsin Community Bank	469,305	474,366	461,822	458,468	456,510
Rocky Mountain Bank	417,846	417,781	438,923	439,241	454,558
Riverside Community Bank	302,057	290,018	297,272	295,671	283,195
Galena State Bank & Trust Co.	275,807	278,353	289,558	283,038	287,495
Arizona Bank & Trust	231,020	223,574	251,245	267,959	267,453
First Community Bank	118,000	115,675	114,686	118,887	119,962
Summit Bank & Trust	93,600	95,414	100,843	97,332	95,442
Minnesota Bank & Trust	62,251	58,386	57,832	55,722	54,318
Total Deposits
Dubuque Bank and Trust Company	$839,634	$809,271	$825,773	$784,955	$806,574
New Mexico Bank & Trust	659,373	646,302	655,724	624,454	608,030
Wisconsin Community Bank	374,758	392,432	363,868	358,034	355,880
Rocky Mountain Bank	348,723	347,924	349,853	350,636	363,842
Riverside Community Bank	245,639	241,184	242,717	242,964	233,440
Galena State Bank & Trust Co.	239,445	236,647	250,749	243,964	250,621
Arizona Bank & Trust	188,415	183,279	204,663	229,885	230,699
First Community Bank	95,790	93,578	92,802	97,057	98,691
Summit Bank & Trust	80,327	81,024	79,823	82,445	81,414
Minnesota Bank & Trust	46,205	44,278	41,316	41,234	39,912
Net Income (Loss)
Dubuque Bank and Trust Company	$4,858	$3,934	$5,727	$3,304	$4,921
New Mexico Bank & Trust	958	3,098	2,972	1,828	2,341
Wisconsin Community Bank	1,466	1,581	2,157	2,271	1,367
Rocky Mountain Bank	(630)	1,393	(695)	1,204	(596)
Riverside Community Bank	(212)	190	(140)	290	640
Galena State Bank & Trust Co.	579	1,000	877	967	1,046
Arizona Bank & Trust	(1,452)	(231)	42	(2,004)	(2,900)
First Community Bank	100	38	(374)	19	399
Summit Bank & Trust	(604)	(208)	201	399	(118)
Minnesota Bank & Trust	(81)	(178)	(147)	(134)	(123)
Return on Average Assets
Dubuque Bank and Trust Company	1.72%	1.29%	1.99%	1.13%	1.66%
New Mexico Bank & Trust	0.43	1.33	1.34	0.83	1.12
Wisconsin Community Bank	1.26	1.31	1.85	1.98	1.23
Rocky Mountain Bank	(0.61)	1.27	(0.63)	1.08	(0.53)
Riverside Community Bank	(0.28)	0.25	(0.19)	0.40	0.93
Galena State Bank & Trust Co.	0.85	1.39	1.21	1.35	1.46
Arizona Bank & Trust	(2.58)	(0.38)	(0.06)	(2.95)	(4.62)
First Community Bank	0.35	0.13	(1.26)	0.06	1.35
Summit Bank & Trust	(2.59)	(0.84)	0.79	1.65	(0.50)
Minnesota Bank & Trust	(0.53)	(1.23)	(1.00)	(1.00)	(0.95)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.98%	3.92%	4.01%	4.04%	4.05%
New Mexico Bank & Trust	4.34	4.00	4.35	3.94	4.18
Wisconsin Community Bank	4.57	4.26	4.60	4.35	3.80
Rocky Mountain Bank	3.91	3.76	3.81	3.79	3.90
Riverside Community Bank	4.01	4.38	4.30	3.84	3.95
Galena State Bank and Trust Co.	3.73	3.60	3.53	3.56	3.48
Arizona Bank & Trust	4.25	3.72	3.77	3.46	3.64
First Community Bank	2.80	3.02	3.40	3.58	3.79
Summit Bank & Trust	2.99	2.78	3.22	3.98	3.29
Minnesota Bank & Trust	4.75	4.07	3.14	3.24	3.24

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of
	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$689,178	$673,399	$672,401	$698,562	$681,668
New Mexico Bank & Trust	513,568	513,658	511,279	513,257	509,696
Wisconsin Community Bank	320,841	320,711	325,543	323,024	314,102
Rocky Mountain Bank	238,201	246,213	260,832	272,035	281,079
Riverside Community Bank	161,238	162,706	165,539	159,137	157,511
Galena State Bank and Trust Co.	136,210	137,153	131,955	133,666	131,539
Arizona Bank & Trust	134,254	124,388	129,871	129,445	131,115
First Community Bank	59,176	60,827	64,375	64,666	66,560
Summit Bank & Trust	47,024	48,020	52,396	53,543	58,272
Minnesota Bank & Trust	40,197	36,013	26,868	25,058	24,997
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$10,412	$10,803	$9,874	$12,343	$10,395
New Mexico Bank & Trust	7,277	7,704	8,297	8,388	7,999
Wisconsin Community Bank	3,369	3,847	4,518	4,306	5,328
Rocky Mountain Bank	4,425	3,779	5,181	6,465	7,434
Riverside Community Bank	3,693	3,524	3,109	2,751	2,425
Galena State Bank & Trust Co.	2,278	1,811	1,743	1,543	1,466
Arizona Bank & Trust	6,018	5,407	5,915	7,912	7,056
First Community Bank	1,572	1,629	2,087	1,262	993
Summit Bank & Trust	1,103	1,271	1,312	913	994
Minnesota Bank & Trust	636	565	270	242	240
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$9,741	$5,094	$4,880	$5,754	$6,408
New Mexico Bank & Trust	15,979	20,753	14,651	15,901	13,998
Wisconsin Community Bank	11,776	12,702	12,070	10,159	15,773
Rocky Mountain Bank	18,303	21,406	29,986	31,981	21,558
Riverside Community Bank	11,443	7,611	7,662	7,722	5,543
Galena State Bank & Trust Co.	6,259	5,308	2,976	2,605	1,372
Arizona Bank & Trust	6,959	8,797	5,758	5,165	4,922
First Community Bank	3,156	2,417	2,850	2,338	2,512
Summit Bank & Trust	4,527	5,965	3,694	2,691	5,513
Minnesota Bank & Trust	2,229	8	—	—	—
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.51%	1.60%	1.47%	1.77%	1.52%
New Mexico Bank & Trust	1.42	1.50	1.62	1.63	1.57
Wisconsin Community Bank	1.05	1.20	1.39	1.33	1.70
Rocky Mountain Bank	1.86	1.53	1.99	2.38	2.64
Riverside Community Bank	2.29	2.17	1.88	1.73	1.54
Galena State Bank & Trust Co.	1.67	1.32	1.32	1.15	1.11
Arizona Bank & Trust	4.48	4.35	4.55	6.11	5.38
First Community Bank	2.66	2.68	3.24	1.95	1.49
Summit Bank & Trust	2.35	2.65	2.50	1.71	1.71
Minnesota Bank & Trust	1.58	1.57	1.00	0.97	0.96